As filed with the Securities and Exchange Commission on January 4, 1996.
                                      Registration No. ________

================================================================

              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
                     ___________________

                        GOTTSCHALKS INC.
     (Exact name of registrant as specified in its charter)
                      ___________________

Delaware                                 77-0159791
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)

         7 River Park Place East, Fresno, California 93720
            (Address of principal executive offices)


             GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN
                      (Full title of the plan)

                        Warren Williams, Esq.
                           General Counsel
                           GOTTSCHALKS INC.
                       7 River Park Place East
                       Fresno, California 93720
               (Name and address of agent for service)
                          ___________________

Telephone number, including area code, of agent
        for service:  (209) 434-8000
                          ___________________

                           Copy to:
                    D. Stephen Antion, Esq.
                       O'MELVENY & MYERS
                      400 South Hope Street
                Los Angeles, California 90071-2899



                CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------
                             Proposed    Proposed
                             maximum     maximum
Title of         Amount      offering    aggregate         Amount of
securities       to be       price       offering          registration
to be registered registered  per unit    price             fee

_________________________________________________________________

Common Stock,    500,000(1)  $5.3125(2)  $2,656,250.00(2)  $915.95(2)
$.01 par value   shares

Interest in      (1)
the Plan

_________________________________________________________________

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common
       Stock covered by the Prospectus and, pursuant to Rule 416, an indeterminate amount of interests in the employee benefit plan described herein and an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.
(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on the New
       York Stock Exchange reported in The Wall Street Journal, Western Edition on December 29, 1995 for December 28, 1995.



                          PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act").


                           PART II

               INFORMATION REQUIRED IN THE
                 REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference

          The following documents of Gottschalks Inc. (the
"Company") and the Gottschalks Inc. Retirement Savings Plan (the
"Plan") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a)  the Company's Annual Report on Form 10-K for the
          Company's fiscal year ended January 28, 1995;

     (b) the Company's Quarterly Reports on Form 10-Q for its quarterly periods ended April 29, 1995, July 29, 1995 and October 28, 1995;

     (c)  the Company's Report on Form 8-K dated June 27, 1995;

     (d) the Plan's Annual Report on Form 11-K relating to the fiscal year ended January 31, 1995; and

     (e) the description of the Company's Common Stock contained in the registration statement (and past and future amendments thereto) for the Common Stock filed under
          Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          The Company's Common Stock, $.01 par value (the "Common
Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

          Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers or directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith.

          The Certificate of Incorporation of the Company limits directors' liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty to the fullest extent permitted by the DGCL.

          The Company's Bylaws provide that each director or officer of the Company who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in another capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Company's Board of Directors. The right to indemnification shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          4         Gottschalks Inc. Retirement
                    Savings Plan.

          5 Opinion of Warren L. Williams, Esq. regarding legality of interests and shares.

          23.1      Consent of Deloitte & Touche LLP (Independent
                    Auditors' Consent).

          23.2 Consent of Warren L. Williams, Esq. (included in Exhibit 5).

          The undersigned Company hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required
               by Section 10(a)(3) of the Securities Act of 1933
               (the "Securities Act");

                         (ii) To reflect in the prospectus any
               facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) To include any material
               information with respect to the plan of
               distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES



     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California, on November 30, 1995.


                         GOTTSCHALKS INC.



                         By:  __/s/ Joseph W. Levy___
                              Joseph W. Levy

                         Its: Chairman and Chief Executive Officer





                     POWER OF ATTORNEY



          Each person whose signature appears below constitutes and appoints Joseph W. Levy, Stephen J. Furst and Warren L. Williams his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                      Title                 Date


___/s/ Joseph W. Levy_______   Chairman and Chief    November 29, 1995
Joseph W. Levy                 Executive Officer
                               (Principal Executive
                               Officer)

___/s/ Gerald H. Blum_______   Vice Chairman of the  November 30, 1995
Gerald H. Blum                 Board

___/s/ Stephen J. Furst_____   President, Chief      November 30, 1995
Stephen J. Furst               Operating Officer
                               and Director

___/s/ Bret W. Levy_________   Vice President,       November 29, 1995
Bret W. Levy                   Credit and Customer
                               Services, Director

___/s/ Sharon Levy__________   Director              November 30, 1995
Sharon Levy

___/s/ Joseph J. Penbera____   Director              November 30, 1995
Joseph J. Penbera

___/s/ Frederick R. Ruiz____   Director              November 30, 1995
Frederick R. Ruiz

__/s/ O. James Woodward III_   Director              November 27, 1995
O. James Woodward III


__/s/ Max Gutmann___________   Director              November 30, 1995
Max Gutmann

__/s/ Alan A. Weinstein_____   Senior Vice President November 29, 1995
Alan A. Weinstein              and Chief Financial
                               Officer (Principal
                               Accounting and Financial
                               Officer)


          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan's Administrative Committee has caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Fresno, State of California, on November 29, 1995.

                        GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN

                        By:  Investment Savings Committee
                             [Print Name of Plan Administrative
                             Committee]


                             By:   ___/s/ Alan A. Weinstein___

                                  Its:  Secretary

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